UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

LaBRANCHE & CO INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ISS Recommends Stockholders Vote “FOR”

LaBranche & Co Inc. and Cowen Group, Inc. Merger

NEW YORK, NY, May 31, 2011 — LaBranche & Co Inc. (“LaBranche”) (NYSE: LAB) and Cowen Group, Inc. (“Cowen”) (NASDAQ: COWN) today jointly announced that Institutional Shareholder Services, Inc. (“ISS”), a leading proxy advisory firm, has recommended that LaBranche stockholders vote “FOR” the adoption of the merger agreement between Cowen and LaBranche and that Cowen stockholders vote “FOR” the issuance of shares of Cowen Class A common stock to LaBranche stockholders pursuant to the merger at their upcoming respective special meeting of stockholders scheduled to be held on June 15, 2011.

In its report to LaBranche stockholders dated May 29, 2011, ISS stated:

“A vote FOR the proposal is warranted because the proposed deal with Cowen Group appears to be the most reasonable alternative available to LaBranche shareholders, and will allow shareholders to participate in the potential upside of the combined company.”

In its report to Cowen stockholders dated May 29, 2011, ISS stated:

“A vote FOR the proposal is warranted by the significant strategic opportunities and operating leverage the company would gain through the transaction, and the indications that the price being paid is reasonable, despite the acknowledged risk from taking on the potential liability of the specialist litigation the target firm has been fighting since 2004.”

LaBranche will hold its special meeting of stockholders on June 15, 2011, at 9:00 a.m., Eastern Time, at the Down Town Association, 60 Pine Street, New York, New York 10005.  Cowen will hold its special meeting of stockholders on June 15, 2011, at 3:00 p.m., Eastern Time, in the Park Avenue Room at The InterContinental The Barclay, 111 East 48th Street, New York, New York 10017.  Stockholders of record as of the May 4, 2011 record date are eligible to vote on the proposals.

LaBranche and Cowen encourage all stockholders to vote their shares promptly by phone, Internet or by mailing their proxy card. The boards of directors of LaBranche and Cowen unanimously recommend that stockholders vote “FOR” the adoption of the merger agreement and “FOR” the issuance of Cowen Class A common stock in the merger, respectively.

LaBranche stockholders in need of assistance voting their shares can call LaBranche’s proxy solicitor, Morrow & Co., toll-free at (888) 681-0976.  Cowen stockholders in need of assistance voting their shares can call Cowen’s proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885.

About LaBranche & Co Inc.

The LaBranche & Co Inc. is the parent of LaBranche Structured Holdings, Inc., whose subsidiaries are market-makers in exchange-traded funds on various exchanges domestically and internationally.

About Cowen Group, Inc.

Cowen Group, Inc. is a diversified financial services firm and, together with its consolidated subsidiaries, provides alternative investment management, investment banking, research, and sales and trading services through its two business segments: Ramius and its affiliates makes up the Company’s alternative investment management segment, while Cowen and Company is its broker-dealer segment.  Its alternative investment management products, solutions and services include hedge funds, replication products, managed futures funds, fund of funds, real estate, health care royalty funds and cash management services.  Cowen and Company offers industry focused investment banking for growth-oriented companies, domain knowledge-driven research and a sales and trading platform for institutional investors. Founded in 1918, the firm is headquartered in New York and has offices located in major financial centers around the world.

Important Information For Investors And Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  In connection with the proposed transaction involving LaBranche and Cowen, Cowen has filed with the SEC a registration statement on Form S-4 that includes a joint proxy statement of Cowen and LaBranche and that also constitutes a prospectus of Cowen.  LaBranche and Cowen have each mailed the final joint proxy statement/prospectus to its respective stockholders.  Investors and security holders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about LaBranche, Cowen and the proposed transaction.  Investors and security holders may obtain these documents (including the joint proxy statement/prospectus and any other documents filed by LaBranche or Cowen with the SEC) free of charge at the SEC’s website at www.sec.gov.  In addition, the documents filed with the SEC by LaBranche be obtained free of charge by directing such request to:  Investor Relations, LaBranche & Co, 33 Whitehall Street, New York, NY 10004 or from LaBranche’s Investor Relations page on its corporate website at www.labranche.com and the documents filed with the SEC by Cowen may be obtained free of charge by directing such request to:  Investor Relations, Cowen Group, Inc., 599 Lexington Avenue, New York, NY 10022 or from Cowen’s Investor Relations page on its corporate website at www.cowen.com.

The directors, executive officers, and certain other members of management and employees of each of LaBranche and Cowen may be deemed to be participants in the solicitation of proxies in favor of the proposed transactions from the stockholders of LaBranche and from the stockholders of Cowen, respectively.  Information about the executive officers and directors of LaBranche is set forth in LaBranche’s 2010 Form 10-K/A, which was filed with the SEC on April 29, 2011 and information about the executive officers and directors of Cowen is set forth in Cowen’s 2010 Form 10-K/A, which was filed with the SEC on May 2, 2011.

Cautionary Notice Regarding Forward-Looking Statements

This communication may contain forward-looking statements including statements relating to the market opportunity and future business prospects of LaBranche and Cowen.  Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements.  Consequently, all forward-looking statements made during this communication are qualified by those risks, uncertainties and other factors.

These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Merger among Cowen, LaBranche and Louisiana Merger Sub, Inc. (the “Merger Agreement”); (2) the outcome of any legal proceedings that may be instituted against Cowen, LaBranche or others following announcement of the Merger Agreement and transactions contemplated therein; (3) the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain the required stockholder approvals, (4) the inability to obtain necessary regulatory approvals required to complete the transactions contemplated by the Merger Agreement; (5) the risk that the proposed transactions disrupt current plans and operations and the potential difficulties in employee retention as a result of the announcement and consummation of such transactions; (6) the ability to recognize the anticipated benefits of the combination of Cowen and LaBranche, including potential cost savings; and (7) the possibility that Cowen or LaBranche may be adversely affected by other economic, business, and/or competitive factors.

Actual results may differ materially and reported results should not be considered an indication of future performance. Please reference the SEC filings of LaBranche and Cowen, which are available on their respective web sites, for detailed descriptions of factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements.

Additional information concerning these and other risk factors is contained in the joint proxy statement/prospectus, as well as LaBranche’s and Cowen’s most recently filed Annual Reports on Form 10-K and Form 10-K/A, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, as such filings may be amended from time to time.

Certain statements in this communication relate to future results that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Except for the ongoing obligations of LaBranche and Cowen to disclose material information under the federal securities laws, neither LaBranche nor Cowen undertakes any obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

LaBranche & Co Inc. Contacts:

Jeffrey A. McCutcheon, Senior Vice President & Chief Financial Officer

212-820-6220, or

Morrow & Co., LLC

Tom Ball or Fred Marquardt

800-662-5200

Cowen Group, Inc. Contacts:

Peter Poillon, Head of Investor Relations

646-562-1983, or

MacKenzie Partners, Inc.

Dan Burch or Larry Dennedy

800-322-2885